UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 8, 2012

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CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1   Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

Settlement Agreement with Medafor

On June 8, 2012, CryoLife, Inc. (“CryoLife”) agreed to a settlement of its litigation with Medafor, Inc. (“Medafor”).  As previously reported, the litigation relates to a lawsuit that CryoLife filed against Medafor in April 2009 in the U.S. District Court for the Northern District of Georgia that concerned an exclusive distribution agreement that the parties entered into in April 2008.

The settlement provides that Medafor will pay $3,500,000 in cash to CryoLife, with half of the payment to be made on or before July 9, 2012, and the remainder on or before September 6, 2012.  Pursuant to the terms of the settlement, all claims and counterclaims in the litigation will be dismissed with prejudice, including Medafor’s counterclaim for payment of approximately $1.17 million for product purchased by CryoLife, which amount had been accrued as a liability on CryoLife’s March 31, 2012 balance sheet.  Each party is also releasing the other from all claims and liabilities, except with respect to possible claims that Medafor may have against CryoLife regarding certain patent-related rights.  CryoLife and Medafor agree and acknowledge that each party will bear its own costs and expenses, including attorneys’ fees, incurred in or as a result of the litigation.

Settlement Agreement with CardioFocus

On June 14, 2012, CryoLife’s wholly-owned subsidiary Cardiogenesis Corporation entered into a settlement agreement with respect to its litigation with CardioFocus, Inc. (the “CardioFocus Settlement Agreement”).  As previously reported, the litigation relates to a lawsuit that CardioFocus filed against Cardiogenesis in February 2009 in the U.S. District Court for Massachusetts related to an alleged infringement by Cardiogenesis of two patents held by CardioFocus that have now expired.

The CardioFocus Settlement Agreement provides that that each party release the other from all claims and liabilities related to the patents in question and that all claims and counterclaims in the litigation be withdrawn with prejudice.  Pursuant to the terms of the CardioFocus Settlement Agreement, Cardiogenesis will pay $4,500,000 in cash to CardioFocus within thirty days.  CryoLife had previously accrued a liability of $933,000 related to this litigation on its March 31, 2012 balance sheet.  Cardiogenesis and CardioFocus agree and acknowledge that each party will bear its own costs and expenses, including attorneys’ fees, incurred in or as a result of the litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: June 14, 2012	By:	/s/ D.A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer